Exhibit 10.1

AMENDMENT TO REGISTRATION RIGHTS AGREEMENTS

This Amendment (the “Amendment”), dated as of September 30, 2019, is made to those certain Registration Rights Agreements (the “Registration Rights Agreements”), dated as of July 11, 2019 (effective as of July 15, 2019), and August 15, 2019 between Delcath Systems, Inc. (the “Company”) and the purchasers signatories thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreements.

WHEREAS, pursuant to Section 2(d)(iv) of the Registration Rights Agreements, the Company will incur certain penalties if “a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement;” and

WHEREAS, the “Effectiveness Date” is defined as “the 75th calendar day following the date of the July Registration Rights Agreement (or, in the event of a “full review” by the Commission, the 120th calendar day following the date of the July Registration Rights Agreement);” and

WHEREAS, on August 21, 2019, the Company filed the Initial Registration Statement with the Commission; and

WHEREAS, on September 11, 2019, the Company received a comment letter from the Commission which stated in relevant part that “We have limited our review of your registration statement to those issues we have addressed in our comments.” Notwithstanding this statement, one of the Commission’s comments questioned the Company’s entire authority to register the Registrable Securities using the Initial Registration Statement, and the Holders’ ability to utilize it for the purpose of re-selling the Registrable Securities. The Company spent significant time and resources preparing a response to this comment and, on September 25, 2019, filed an amendment to the Initial Registration Statement and a cover letter containing the Company’s response to this and the other comments of the Commission; and

WHEREAS, although the Commission phrased its review of the Initial Registration Statement as being “limited” to certain issues, the Company believes that due to the significance and scope of their main comment, the Company had to incur the same level of effort to respond to this comment as would have been required had the Commission undertaken a “full review,” which would have given the Company a period of 120 days to achieve effectiveness without incurring penalties; and

WHEREAS, pursuant to Section 6(f) of the Registration Rights Agreements, the Registration Rights Agreements may be amended by the written consent of the Company and Holders of at least a majority in interest of the Registrable Securities; and

WHEREAS, the Company and Holders of at least a majority in interest of the Registrable Securities desire to amend the definition of “Effectiveness Date” in the Registration Rights Agreements in order to give the Company 120 days following the date of the July Registration Rights Agreement to achieve effectiveness without incurring penalties.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definition of Effectiveness Date. The parties hereby agree to amend the definition of Effectiveness Date in Section 1 by deleting the language appearing in strikethrough below, such that the definition shall hereafter read in its entirety as follows:

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, ~~the 75th calendar day following the date of the July Registration Rights Agreement (or, in the event of a “full review” by the Commission,~~ the 120th calendar day following the date of the July Registration Rights Agreement~~)~~ and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 90th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

The amendment to the Registration Rights Agreements set forth herein shall take effect upon receipt of this Amendment and amendments to the Registration Rights Agreements in substantially similar form to this Amendment, which together represent a majority in interest of Holders of the then outstanding Registrable Securities.

Except as expressly set forth above, all of the terms and conditions of the Registration Rights Agreements shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[signature pages follows]

This Amendment is effective as of the date hereof.

DELCATH SYSTEMS, INC.

By:	/s/ Jennifer K. Simpson
Name:	Jennifer K. Simpson
Title:	President & CEO

[Holder signature pages follow]

HOLDER: Altium Growth Fund LP

By:	/s/ Mark Gottlieb
Name:	Mark Gottlieb
Title:	COO

[Signature Page to DCTH Amendment]

HOLDER: Rosalind Master Fund LP (“RMF”)

By:	/s/ Steven Salamon
Name:	Steven Salamon
Title:	President, Rosalind Advisors, Inc. (adviser to RMF)

[Signature Page to DCTH Amendment]

HOLDER: Rosalind Opportunities Fund I LP (“ROFI”)

By:	/s/ Steven Salamon
Name:	Steven Salamon
Title:	President, Rosalind Advisors, Inc. (adviser to ROFI)

[Signature Page to DCTH Amendment]

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